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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


        We consent to the use in this Registration Statement of Rocky Shoes & Boots, Inc. on Form S-2 of our reports dated March 11, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Rocky Shoes & Boots, Inc., for the year ended December 31, 1996, and to the use of our report dated March 11, 1997 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP

Columbus, Ohio
September 10, 1997